Exhibit 99

For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON ANNOUNCES RECORD REVENUES AND NET EARNINGS
FOR QUARTER AND FISCAL YEAR
AUM Increased to $373 Billion, up 30% for the Year

Baltimore, Maryland - May 4, 2005 - Legg Mason, Inc. (NYSE: LM) today reported that the firm's revenues and earnings in both the quarter and fiscal year ended March 31, 2005 were the highest in the firm's history. Assets under management as well as investment advisory and related fees also set new firm records. Diluted earnings per share were a record for the fiscal year and, despite a 5% increase in shares, were equal to the record December 2004 quarter.

  For the year, net earnings were up 37% from a year ago, to $408.4 million, on a 24% increase in net revenues, to $2.4 billion.
  Diluted earnings per share were a record for the year, increasing by 33% to $3.53.
  Assets under management increased during the year by $86.5 billion, or 30%, to a record $372.9 billion. Net client cash flows of $64.4 billion were responsible for just under 75% of the increase.
  For the quarter, net earnings were up 28% from the comparable quarter a year ago, to $117.6 million, on a 19% increase in net revenues, to $665.0 million.
  Diluted earnings per share for the quarter were $0.98, up 23% from the year ago quarter and unchanged from the record December 2004 quarter despite a 5% increase in diluted average shares outstanding, primarily resulting from our common stock offering in December 2004.
  During the quarter, assets under management increased by $12.4 billion, or 3%, despite negative returns in both the US equity and fixed income markets. Net client cash flows in the quarter aggregated $20.0 billion, just below the record of $21.6 billion set in the December 2004 quarter.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"The strong long-term performance record of our largest asset managers is the primary reason for our continuing ability to attract new client assets. Our asset-gathering performance overall in the last year was, I believe, excellent by almost any measurement. Assets under management increased by almost $87 billion, or 30%, during the year, with $64 billion of this total growth coming from positive client cash flows. Our four largest managers experienced both positive market performance and double-digit-percentage positive net flows.

"In the March quarter, given the negative returns in both the equity and fixed income markets, our results were particularly impressive. Assets under management were up $12 billion during the quarter, at the same time as many others in our industry seem to have experienced very little if any growth."

LEGG MASON, INC.
News Release - May 4, 2005

Consolidated Results for the Fiscal Year Ended March 2005 vs. March 2004

For the fiscal year, net revenues were $2.4 billion, up 24% from fiscal 2004. Net earnings and diluted earnings per share were $408.4 million, up 37%, and $3.53, up 33%, respectively.

Due to the increase in our assets under management, investment advisory and related fees were a record $1.7 billion, up 36% from last year, and represented 69% of the firm's total net revenues, up from 63%. Each of our three asset management divisions - Institutional, Mutual Funds and Wealth Management - experienced solid growth in assets under management and net revenues.

Securities brokerage revenues, which consist of commissions and principal transaction revenues, were up 2%, to $519.9 million, primarily as a result of increases in distribution fees from non-proprietary mutual funds, partially offset by a decrease in institutional fixed income trading volume. Commissions were up 4%, to $358.3 million, and represented 15% of the firm's net revenues, down from 18% in fiscal 2004. Principal transaction revenues were down 2%, to $161.5 million.

Investment banking revenues were down 9% this year, to $137.3 million, primarily as a result of a 44% decrease in retail selling concessions, partially offset by substantial increases in municipal banking and corporate advisory fees.

Net interest profit rose 79%, to $37.9 million, primarily as a result of substantially higher interest rates earned on customer margin account balances and firm investments.

Legg Mason's pre-tax profit margin from continuing operations was 27.3%, up from 24.3% in fiscal 2004. The firm's effective tax rate was 38.0% versus 38.5%, while the return on equity was 21.7%, up from 21.2%.

As of March 31, 2005, stockholders' equity was $2.293 billion, up 47% from $1.560 billion a year ago, and book value per share was up 38%, to $20.97 from $15.18. Legg Mason had 109.4 million shares outstanding as of March 31, 2005 and 117.1 million weighted average diluted shares for the year ended March 31, 2005. In December 2004, we sold 4.6 million shares in an underwritten offering of our common stock, with net proceeds of approximately $311 million.

Consolidated Results for the Quarter Ended March 2005 vs. March 2004

For the quarter ended March 31, 2005, Legg Mason's net earnings were up 28% on a 19% increase in net revenues: net earnings were $117.6 million, while net revenues were $665.0 million. Diluted earnings per share increased 23%, to $0.98 from $0.80.

Investment advisory and related fees were $460.5 million, up 26%, primarily as a result of increases in assets under management. Investment advisory and related fees represented 69% of the firm's total net revenues versus 66% a year ago.

Revenues from securities brokerage, which includes commissions and principal transaction revenues, totaled $136.5 million, up 4%. The increase was primarily the result of increased distribution fees from non-proprietary mutual funds. Commissions were $96.7 million, up 7%, and represented 15% of the firm's total net revenues. Principal transaction revenues were $39.8 million, down 3%.

Investment banking revenues were down 10%, to $40.6 million, as decreases in corporate underwriting and private placement fees were only partially offset by increases in corporate advisory and municipal banking revenues.

Net interest profit more than tripled, to $13.4 million, primarily as a result of substantially higher interest rates earned on customer margin account balances and firm investments.

LEGG MASON, INC.
News Release - May 4, 2005

The pre-tax profit margin from continuing operations was 28.6%, up from 26.2% a year ago, and the effective tax rate on continuing operations was 38.1%, up from 37.3%. The annualized return on equity was 21.1%, down from 24.2%, primarily as a result of our selling 4.6 million shares of our common stock in the public markets, for net proceeds of approximately $311 million, in December 2004.

Assets Under Management and Total Client Assets

Assets under management as of March 31, 2005 aggregated $372.9 billion, an increase of $86.5 billion, or 30%, from $286.4 billion a year ago. Net client cash flows were responsible for just under 75% of the increase, with market performance - including currency translation - accounting for 20% and the December 31, 2004 acquisition of four offices of Scudder Private Investment Counsel accounting for most of the remainder.

Our equity assets declined as a percentage of our total managed assets from 39% a year ago to 38% today. Our Institutional asset management division was responsible for 66% of our total managed assets at year end, with our Mutual Funds division responsible for 21% and Wealth Management, 13%.

In the last three months, assets under management increased by $12.4 billion, or 3%, from December 2004's $360.5 billion. Net client cash flows aggregated $20.0 billion during the quarter, with Western Asset the primary contributor. All of our asset management divisions - Institutional, Mutual Funds and Wealth Management - experienced positive net flows despite market depreciation during the quarter.

Total client assets, which include assets in our clients' securities brokerage accounts plus assets under management, minus any overlap, aggregated $449.2 billion as of March 31, 2005.

Business Segment Results for the Fiscal Year

The pre-tax earnings of our Asset Management business segment increased by 47% in fiscal 2005 on a 40% increase in net revenues. The segment's pre-tax earnings were $464.9 million this fiscal year, while its net revenues were $1.355 billion. Overall, our Asset Management business represented 56% of the firm's total net revenues, up from 50% in fiscal 2004, and 71% of pre-tax earnings, up from 67%.

Our Private Client Group's pre-tax earnings increased by 13% this fiscal year, to $136.4 million, on a 9% increase in net revenues, to $740.3 million, primarily driven by increased distribution fees from proprietary and non-proprietary mutual funds and fee-based brokerage account revenues. Overall, our Private Client Group business segment represented 31% of the firm's total net revenues, down from 35% in fiscal 2004, and 21% of pre-tax earnings, down from 26%.

Our Capital Markets business segment's pre-tax earnings were $56.2 million, up 2% from fiscal 2004, while its net revenues were $311.4 million, up 5%. Increases in institutional equity sales and corporate banking, and to a lesser extent municipal banking, were primarily responsible for the increases. Overall, our Capital Markets business segment represented 13% of the firm's total net revenues and 9% of pre-tax earnings, down from 15% and 12%, respectively.

Business Segment Results for the Quarter

The pre-tax earnings of our Asset Management business segment increased by 30% in the quarter ended March 31, 2005, on a 28% increase in net revenues from the year ago quarter: its pre-tax earnings were $134.2 million, while its net revenues were $377.6 million. Overall, our Asset Management business represented 57% of the firm's total net revenues, up from 53% in the March 2004 quarter, and 71% of pre-tax earnings, versus 70% a year ago.

LEGG MASON, INC.
News Release - May 4, 2005

Our Private Client Group's pre-tax earnings increased by 32%, to $36.3 million, on a 9% increase in net revenues, to $198.4 million. Overall, our Private Client Group business segment represented 30% of the firm's total net revenues in the March 2005 quarter, down from 33% in the comparable quarter a year ago, and 19% of pre-tax earnings, unchanged from a year ago.

Our Capital Markets business segment's pre-tax earnings increased by 7% on a 7% increase in net revenues: Capital Markets' pre-tax earnings were $18.3 million, while its net revenues were $88.0 million. Corporate and municipal banking, institutional equity trading and non-US equity sales were the principal contributors to the increases, more than offsetting declines in taxable fixed income. Overall, our Capital Markets business segment represented 13% of the firm's total net revenues, down from 15% in the year ago quarter, and 10% of pre-tax earnings, down from 12%.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-866-814-8476 (or 1-703-639-1370 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the Investor Relations section, or by dialing 1-888-266-2081 (or 1-703-925-2533 for international calls), access Pin Number 690624, after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

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LEGG MASON, INC.
News Release - May 4, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended March 31, 2005 and 2004

	(000's, except per share amounts)

	2005	% of Net Revenues	2004	% of Net Revenues

Revenues:
Investment advisory and related fees	$460,520	69.3	$366,935	65.6
Commissions	96,687	14.5	90,187	16.1
Principal transactions	39,826	6.0	41,206	7.4
Investment banking	40,568	6.1	45,151	8.0
Interest	39,223	5.9	21,308	3.8
Other	14,007	2.1	11,696	2.1

Total revenues	690,831	103.9	576,483	103.0
Interest expense	25,813	3.9	16,864	3.0

Net revenues	665,018	100.0	559,619	100.0

Non-interest expenses:
Compensation and benefits	354,961	53.4	308,021	55.0
Communications and technology	31,495	4.7	26,041	4.7
Occupancy	17,367	2.6	18,001	3.2
Distribution and service fees	22,254	3.4	15,242	2.7
Amortization of intangible assets	6,160	0.9	5,483	1.0
Other	42,733	6.4	40,179	7.2

Total non-interest expenses	474,970	71.4	412,967	73.8

Earnings before income tax provision	190,048	28.6	146,652	26.2

Income tax provision	72,403	10.9	54,727	9.8

Net earnings	$117,645	17.7	$91,925	16.4

[continued on next page]

LEGG MASON, INC.
News Release - May 4, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended March 31, 2005 and 2004
(continued)

	(000's, except per share amounts)

	2005	2004

Net earnings per common share[1]:
Basic	$1.09	$0.91
Diluted	$0.98	$0.80

Weighted average number of common
shares outstanding[1]:
Basic	107,529	101,176
Diluted	121,650	115,642

(1)	All share and earnings per share numbers have been restated for the 3 for 2 stock split, paid on September 24, 2004, to shareholders of record on September 8, 2004.

LEGG MASON, INC.
News Release - May 4, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Twelve Months Ended March 31, 2005 and 2004

	(000's, except per share amounts)

	2005	% of Net Revenues	2004	% of Net Revenues

Revenues:
Investment advisory and related fees	$1,656,330	68.8	$1,217,030	62.7
Commissions	358,342	14.9	343,519	17.7
Principal transactions	161,533	6.7	165,481	8.5
Investment banking	137,270	5.7	150,097	7.7
Interest	118,695	4.9	84,314	4.3
Other	57,382	2.4	43,826	2.3

Total revenues	2,489,552	103.4	2,004,267	103.2
Interest expense	80,844	3.4	63,155	3.2

Net revenues	2,408,708	100.0	1,941,112	100.0

Non-interest expenses:
Compensation and benefits	1,315,755	54.6	1,087,388	56.0
Communications and technology	113,569	4.7	96,283	5.0
Occupancy	69,195	2.9	66,492	3.4
Distribution and service fees	75,227	3.1	47,773	2.5
Amortization of intangible assets	22,527	1.0	21,753	1.1
Litigation award charge	-	-	19,000	1.0
Other	153,728	6.4	130,114	6.7

Total non-interest expenses	1,750,001	72.7	1,468,803	75.7

Earnings from continuing operations
before income tax provision	658,707	27.3	472,309	24.3

Income tax provision	250,276	10.3	181,701	9.3

Earnings from continuing operations	408,431	17.0	290,608	15.0

Discontinued operations, net of taxes	-	-	675	-
Gain on sale of discontinued operations,
net of taxes	-	-	6,481	0.3

Net earnings	$408,431	17.0	$297,764	15.3

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LEGG MASON, INC.
News Release - May 4, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Twelve Months Ended March 31, 2005 and 2004
(continued)

	(000's, except per share amounts)

	2005	2004

Net earnings per common share[1]:
Basic
Continuing operations	$3.95	$2.90
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$3.95	$2.97

Diluted[2]
Continuing operations	$3.53	$2.59
Discontinued operations	-	-
Gain on sale of discontinued operations	-	0.06

	$3.53	$2.65

Weighted average number of common
shares outstanding[1]:
Basic	103,428	100,292
Diluted[2]	117,074	114,049

Book value per common share	$20.97	$15.18

(1)	All share and earnings per share numbers have been restated for the 3 for 2 stock split, paid on September 24, 2004, to shareholders of record on September 8, 2004.
(2)

Diluted earnings per share and weighted average diluted shares outstanding have been restated
as required by EITF 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings
per Share."

LEGG MASON, INC.
News Release - May 4, 2005

LEGG MASON, INC. AND SUBSIDIARIES
Business Segment Financial Results (000's)

For the Quarters Ended March 31, 2005 and 2004

	2005	% of Total	2004	% of Total

Net revenues:
Asset Management	$377,624	56.8	$295,279	52.7
Private Client	198,436	29.8	182,857	32.7
Capital Markets	87,988	13.2	82,130	14.7
Corporate	970	0.2	(647)	(0.1)

Total	$665,018	100.0	$559,619	100.0

Earnings before income tax provision:
Asset Management	$134,237	70.6	$102,883	70.2
Private Client	36,260	19.1	27,515	18.7
Capital Markets	18,295	9.6	17,048	11.6
Corporate	1,256	0.7	(794)	(0.5)

Total	$190,048	100.0	$146,652	100.0

For the Twelve Months Ended March 31, 2005 and 2004

	2005	% of Total	2004	% of Total

Net revenues:
Asset Management	$1,355,487	56.3	$969,328	49.9
Private Client	740,269	30.7	677,781	34.9
Capital Markets	311,416	12.9	295,796	15.3
Corporate	1,536	0.1	(1,793)	(0.1)

Total	$2,408,708	100.0	$1,941,112	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$464,871	70.6	$316,341	67.0
Private Client	136,387	20.7	120,735	25.6
Capital Markets	56,235	8.5	55,041	11.6
Corporate	1,214	0.2	(19,808)	(4.2)

Total	$658,707	100.0	$472,309	100.0

LEGG MASON, INC.
News Release - May 4, 2005

	LEGG MASON, INC. AND SUBSIDIARIES
	Assets Under Management
	(in billions)

	March 31,				December 31,

	2005	% of Total	2004	% of Total	2004	% of Total

By asset class:
Equity	$142.9	38.3	$112.3	39.2	$145.3	40.3
Fixed Income	230.0	61.7	174.1	60.8	215.2	59.7

Total	$372.9	100.0	$286.4	100.0	$360.5	100.0

By asset management division:
Wealth Management	$48.0	12.9	$35.1	12.3	$48.3	13.4
Institutional	246.5	66.1	187.0	65.3	233.4	64.7
Mutual Funds	78.4	21.0	64.3	22.4	78.8	21.9

Total	$372.9	100.0	$286.4	100.0	$360.5	100.0

	Component Changes in Assets Under Management
	(in billions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004

Beginning of period	$360.5	$264.9	$286.4	$192.2
Net client cash flows	20.0	14.9	64.4	48.0
Market appreciation, net	(7.6)	6.6	16.7	45.2
Acquisitions	-	-	5.4	1.0

End of period	$372.9	$286.4	$372.9	$286.4